Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 19, 2004 (except for Note 15 as to which the date is October 12, 2004) in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-120118) and related Joint Proxy Statement/Prospectus of enherent Corp. for the registration of 22,663,490 shares of its common stock.

/s/ Ernst & Young LLP

Hartford, Connecticut

January 26, 2005